Exhibit 32.2



                                  CERTIFICATION


Pursuant to 18 U.S.C. Section 1350, the undersigned officer of ING USA Annuity and Life Insurance Company (the "Company") hereby certifies that, to the officer's knowledge, the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



March 17, 2005                             By /s/  Harry N. Stout
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    (Date)                                         Harry N. Stout
                                                   President